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                                                         EXHIBIT 2.1.1

[UNION CARBIDE LOGO]
UNION CARBIDE CORPORATION
39 Old Ridgebury Road
Danbury, CT  06817-0001



                                               March 23, 2000



The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674
Attention: Chief Executive Officer
Fax:(517)638-9397


The Dow Chemical Company
2030 Dow center
Midland, Michigan 48674
Attention: General Counsel
Fax:(517)638-9397



     Pursuant to Section 8.2(i)(A) of the Agreement and Plan of Merger, dated as of August 3, 1999 (the "Agreement"), among Union Carbide Corporation, a New York corporation (the "Company"), The Dow Chemical Company, a Delaware corporation (the "Parent"), and Transition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, the Company hereby exercises its option to extend the Termination Date (as defined in the Agreement) for an additional period of 125 days if the Merger (as defined in the Agreement) has not been consummated within 240 days from the date of the Agreement.

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Union Carbide Corporation
March 23, 2000
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     Please acknowledge the extension of the Termination Date for an additional period of 125 days (as described above) by signing below and returning a copy of the executed document to the Company and its counsel in accordance with Section
9.6 of the Agreement.


                               Very truly yours,

                               UNION CARBIDE CORPORATION



                               By: /s/William H. Joyce
                               Name:  William H. Joyce
                               Title: Chairman, President and
                                      Chief Executive Officer


ACKNOWLEDGED AND AGREED as
of the date first written above

THE DOW CHEMICAL COMPANY




By:  /s/J. Pedro Reinhard
     Name:  J. Pedro Reinhard
     Title: Executive Vice President and Chief Financial Officer


TRANSITION SUB INC.



By:  /s/Geoffrey E. Merszei
     Name:  Geoffrey E. Merszei
     Title: Treasurer


Copy to:   Mayer, Brown & Platt
           190 South LaSalle Street
           Chicago, Illinois  60603
           Attention: Scott J. Davis
                      Marc F. Sperber
           Fax: (312) 701-7711


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